UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On April 30, 2014, Starwood Property Trust, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders: (i) elected the seven persons listed below to serve as directors of the Company for a term expiring at the Company’s 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as described in the Company’s proxy statement for the Annual Meeting; (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and (iv) did not approve the stockholder proposal regarding an independent chairman of the Board of Directors of the Company as disclosed in the Company’s proxy statement for the Annual Meeting.  Set forth below are the voting results for each of the proposals voted upon by the Company’s stockholders:

Proposal 1 — Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard D. Bronson	151,183,175	5,216,521	25,310,488
Jeffrey F. DiModica	153,727,683	2,672,013	25,310,488
Jeffrey G. Dishner	144,050,573	12,349,123	25,310,488
Camille J. Douglas	154,404,368	1,995,328	25,310,488
Boyd W. Fellows	153,483,936	2,915,760	25,310,488
Barry S. Sternlicht	145,320,438	11,079,258	25,310,488
Strauss Zelnick	154,486,719	1,912,977	25,310,488

Proposal 2 — Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
154,695,746	1,174,215	529,723	25,310,499

Proposal 3 — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2014

For	Against	Abstentions	Broker Non-Votes
179,633,155	1,741,184	335,845	0

Proposal 4 — Approval of Stockholder Proposal Regarding an Independent Chairman of the Board of Directors of the Company

For	Against	Abstentions	Broker Non-Votes
60,370,506	93,685,069	2,344,107	25,310,502

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2014	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel